Exhibit 10.3

PROMISSORY NOTE

AMOUNT: $1,000,000.00	November 19, 2009

FOR VALUE RECEIVED the undersigned, GUINESS EXPLORATION, INC. (the "Payor") acknowledges itself indebted to and promises to pay to or to the order of EAGLE TRAIL PROPERTIES INC., at 1140 Rose Street, Regina, Saskatchewan (the "Lender") or such other address as the Lender may designate from time to time in writing, the principal sum of ONE MILLION ($1,000,000.00) DOLLARS in lawful money of Canada as follows:

(a)     the sum of FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS on or before May 30, 2010; and

(b)     the sum of FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS on or before November 30, 2010.

In the event the Payor defaults in making any payment due pursuant to this Promissory Note, the Lender will have the option of declaring the entire principal balance of this Promissory Note to be immediately due and payable in full.

Interest on the unpaid balance of the aforesaid principal sum shall be paid at a rate equal to Eight percent (8%) per annum calculated annually, not in advance, computed from December 1, 2010 (as well after as before maturity and both before and after default and both before and after judgment), the said interest to be payable monthly on the first day of each and every month commencing January 1, 2011, so long as any principal sum remains outstanding.

The Payor hereby waives and renounces all rights of set-off, at law and in equity, it may now or hereafter have against the Lender.

The Payor hereby waives presentment and demand for payment, protest and notice of protest of non-payment and agrees that the holder of this Promissory Note may, without notice to and without releasing the liability of the Payor, compromise or release by operation of law or otherwise any right against and grant extensions of time to any endorsers.

This Promissory Note shall enure to the benefit of the Lender and its successors and assigns and shall be binding upon the Payor and its successors and assigns.

This Promissory Note shall be fully, completely and freely assignable by the Lender.

This Promissory Note shall be governed by and construed in accordance with the laws of the Province of Saskatchewan The Payor and the Lender hereby irrevocably attorn to the jurisdiction of the courts of the Province of Saskatchewan.

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A facsimile signature on this Promissory Note shall be fully effective for all purposes and binding on the Payor, its successors and assigns.

DATED this 19th day of November, 2009

GUINNESS EXPLORATION, INC.

Per:

/s/ Alastair Brown
Name: Alastair Brown

Title: President and Director

I have the authority to bind the Corporation.